Exhibit 10.1

REGO PAYMENT ARCHITECTURES, inc.

NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement (this "Agreement") is made as of January 1, 2021 (the "Date of Grant"), by and between Rego Payment Architectures, Inc., a Delaware corporation (the "Company"), and Chore Check, LLC (the "Optionee").

1.	Term of Option. The term of the Option will commence on the Date of Grant and, unless earlier terminated in accordance with Section 5 hereof, will expire three years from the Date of Grant.

2.	Right to Exercise.

(a)	Subject to Section 5 hereof, the Option will be exercisable immediately.

(b)	To the extent the Option is exercisable, it may be exercised in whole or in part. The Optionee will be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of the Option.

3.	Option Nontransferable. The Option granted hereby will be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state or foreign law and court supervision. In the event the Option is exercisable after the Optionee's death as permitted by this Agreement, this Option may be exercised by the Optionee's executor or administrator or by the distributee or legatee to whom this Option was transferred by will or the laws of descent and distribution.

4.	Notice of Exercise; Payment.

(a)	To the extent then exercisable, the Option may be exercised by written notice to the Secretary of the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment.

(b)	Payment equal to the aggregate consideration for the Optioned Shares for which the Option is being exercised will be tendered in full with the notice of exercise in cash in the form of currency or check or other cash equivalent acceptable to the Company.

(c)	If permitted by applicable law, the requirement of payment in cash will be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction are at least equal to the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate consideration plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.

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(d)	As a further condition precedent to the exercise of the Option, the Optionee will comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Optioned Shares and in connection therewith will execute any documents that the Committee in its sole discretion deems necessary or advisable. The date of the Optionee's written notice will be the exercise date.

5.	Termination of Agreement.

(a)	This Agreement and the Option granted hereby will terminate automatically and without further notice on the earliest of the following dates:

(i)	Six months from the date of the Optionee's death if the Optionee dies; or

(ii)	Three years from the Date of Grant.

6.	Taxes and Withholding. To the extent that the Company or any of its subsidiaries is required to withhold federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company or such subsidiary for such withholding are insufficient, it will be a condition to the exercise of the Option that the Optionee makes arrangements that are satisfactory to the Company or such subsidiary for the payment thereof.

7.	Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option will not be exercisable if the exercise thereof would result in a violation of any such law.

8.	Adjustments. The Committee may make or provide for such adjustments in the Option in light of any stock split, subdivision of shares or other change in the Company's capital structure as provided in the Plan. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Option such alternative consideration as it may determine to be equitable and may require in connection therewith the surrender of the Option.

9.	Availability of Common Shares. The Company will at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of the Option.

10.	Amendments. No amendment will impair the rights of the Optionee under this Agreement without the Optionee's consent.

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11.	Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

12.	Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

13.	Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the State of Delaware for the purposes of any legal action or proceeding arising out of this Agreement.

14.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. The Agreement may further be delivered by facsimile or electronic transmission, and the facsimile or electronic signatures may be deemed original signatures for all purposes.

15.	Notices. Any notice to the Company provided for herein will be in writing to the Company and any notice to the Optionee will be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice will be deemed to be duly given if and when delivered personally or sent by courier service, registered mail or electronic means of communication, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by notice to the other party as herein specified (provided that for this purpose any mailed notice will be deemed given on the third business day following deposit of the same in the mail).

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

REGO PAYMENT ARCHITECTURES, INC.

By:	/s/ Scott A. McPherson
Name:	Scott A. McPherson
Title:	Chief Financial Officer

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions set forth herein.

/s/ Douglas Waggoner
Chore Check, LLC
Name: Douglas Waggoner
Title: Owner

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